UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

KIRBY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas		77007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 435-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Kirby Corporation (the "Company") is filing this Amendment No. 1 on Form 8-K/A to amend the Current Report on Form 8-K, as initially filed with the Securities and Exchange Commission on May 25, 2022 (the "Initial Form 8-K"), solely to provide certain information called for under Item 5.02(e) that was not previously filed with the Initial Form 8‑K as it was not determined at the time of filing. Except as provided herein, the disclosures in the Initial Form 8-K remain unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement and Enhanced Transition Assistance Agreement with Joseph H. Reniers

As previously disclosed, Joseph H. Reniers resigned from his position as President – Kirby Distribution & Services, Inc., a subsidiary of the Company, effective May 20, 2022. In connection with his departure, on June 5, 2022, the Company and Mr. Reniers entered into a Letter Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Reniers will be entitled to receive: (i) a payment of $145,891 (which represents five months of Mr. Reniers’ 2022 target bonus) and (ii) a payment of $157,906 (representing the prorated equivalent of Mr. Reniers’ long-term cash performance award for the 2020-2022 performance period under the Company’s long-term incentive compensation program). The Separation Agreement also confirms the Company’s pre-existing obligations to pay Mr. Reniers’ accrued but unused vacation through his termination date and to pay the balance credited to his account under the Company’s deferred compensation “top hat plan” as of November 15, 2022. Subject to certain exceptions and limitations, the Separation Agreement includes a mutual general release of claims by Mr. Reniers and the Company in favor of the other party and certain related persons and parties, and customary confidentiality, assignment of invention and cooperation provisions.

On June 5, 2022, the Company and Mr. Reniers also entered into an Enhanced Transition Assistance Agreement (the “Transition Agreement”) whereby, subject to the terms of the Transition Agreement, Mr. Reniers is eligible to receive: (i) monthly payments of $40,833.33 from June 2022 until May 2023, (ii) a one-time payment of $500,000 in June 2023, and (iii) monthly payments in the amount equal to his monthly COBRA premium from June 2022 through November 2023 (provided Mr. Reniers timely exercises his COBRA continuation rights and so long as he is eligible for COBRA continuation coverage). All payments to Mr. Reniers under the Transition Agreement are subject to and conditioned on Mr. Reniers’ compliance with the non-solicit, non-compete, non-disclosure and continued cooperation provisions set forth in the Transition Agreement, his execution and non-revocation of the release contained in the Separation Agreement, and his compliance with these continuing obligations under the Separation Agreement.

The foregoing descriptions of the Separation Agreement and the Transition Agreement do not purport to be complete and are qualified in their entireties by reference to the Separation Agreement and the Transition Agreement filed as exhibits to this Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)
Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1*	Letter Agreement dated June 5, 2022 between the Company and Joseph H. Reniers
10.2*	Enhanced Transition Assistance Agreement dated June 5, 2022 between the Company and Joseph H. Reniers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of these exhibits have been redacted in compliance with Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission unredacted copies of the exhibits upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

Date:	June 9, 2022	By:	/s/ Raj Kumar
Raj Kumar Executive Vice President and Chief Financial Officer